As filed with the Securities and Exhange Commission on June 20, 2000
                                                   Registration No. 33-54400

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 3 TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                            THE SECURITIES ACT OF 1933
                    Containing a Reoffer Prospectus on Form S-3

                              IONICS, INCORPORATED

                 (Exact name of registrant as specified in its charter)

       Massachusetts                                  04-2068530
(State or other jurisdiction of            (IRS Employer Identification No.)
 incorporation or organization)


65 Grove Street, Watertown, Massachusetts             02472
(Address of principal executive offices)            (Zip Code)

                             1986 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (full title of the plan)

                                  STEPHEN KORN
                       Vice President and General Counsel
                              Ionics, Incorporated
                                 65 Grove Street
                               Watertown, MA 02472
                                  617-926-2500
 (Name, address including zip code and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check
the following box.     X
                     -----

                                EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8 and relates to the Registrant's Common Stock offered pursuant to the Registrant's 1986 Stock Option Plan for Non-Employee Directors. A total of 100,000 shares of Common Stock were registered with the filing of Form S-8 on November 12, 1992. Pursuant to Rule 416 under the Securities Act of 1933, as amended, such filing also covered an additional 100,000 shares of Common Stock issuable under such Plan as a result of a 2-for-1 stock split by way of 100% stock dividend distributed on January 6, 1995. The purpose of this Amendment No. 3 is to update a Prospectus prepared in accordance with the requirements of Part I of Form S-3 which relates to the reoffer or resale by certain Selling Stockholders of certain shares of the Registrant's Common Stock covered by the Prospectus prepared in accordance with the requirements of Form S-8.

                               REOFFER PROSPECTUS

                              IONICS, INCORPORATED

                                  91,000 Shares

                                  Common Stock

                            $1.00 par value per share

This Prospectus relates to the offer and sale of 91,000 shares (the "Shares") of common stock, $1.00 par value per share (the "Common Stock"), of Ionics, Incorporated (the "Company" or "Ionics") which may be offered hereby from time to time by the selling stockholders named herein (the "Selling Stockholders") for their own benefit. The Company will not receive any of the proceeds from the sale of the Shares of Common Stock by the Selling Stockholders.

The Company's Common Stock is listed on the New York Stock Exchange (NYSE) under the symbol "ION." On June 19, 2000, the Closing price of the Common Stock on the NYSE was $28 7/8.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.

                  The date of this Prospectus is June 20, 2000

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room.

In addition, the Commission maintains a website (http://ww.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus and any registration statement containing this Prospectus (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents). Such requests should be made to Stephen Korn, Clerk, Ionics, Incorporated, 65 Grove Street, Watertown, Massachusetts 02472 (telephone: 617-926-2500).

                                       -2-

                                   THE COMPANY

         Ionics is a leading water purification company engaged worldwide in the supply of water and of water treatment equipment through the use of proprietary separations technologies and systems. Our products and services are used by us or our customers to desalt brackish water and seawater, to purify and supply bottled water, to treat water in the home, to manufacture and supply water treatment chemicals and ultrapure water, to process food products, recycle and reclaim process water and wastewater, and to measure levels of waterborne contaminants and pollutants. Our customers include industrial companies, consumers, municipalities and other governmental entities, and utilities.

         Over fifty years ago, the Company pioneered the development of the ion-exchange membrane and the electrodialysis process. Since that time, the Company has expanded its separations technology base to include a number of membrane and non-membrane-based separations processes which the Company refers to as The Ionics Toolbox(R). These separations processes include electrodialysis reversal (EDR), reverse osmosis (RO), ultrafiltration (UF), microfiltration
(MF), electrodeionization (EDI), electrolysis, ion exchange, carbon adsorption, and thermal processes such as evaporation and crystallization, as well as solvent extraction and recovery processes. We believe that we are the world's leading manufacturer of ion-exchange membranes and of membrane-based systems for the desalination of water.

         We were incorporated in Massachusetts in 1948. Our principal executive offices are located at 65 Grove Street, Watertown, Massachusetts 02472.

         This prospectus contains certain "forward-looking statements" (statements that are not historical fact) based on our current expectations, assumptions, estimates and projections about our Company and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in those forward-looking statements as a result of many factors, as more fully described in our filings with the Securities and Exchange Commission.

                                 USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the Shares of Common Stock by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

                              SELLING STOCKHOLDERS

This Prospectus relates to possible sales by certain stockholders who are also non-employee directors of the Company of Shares issued pursuant to the exercise of options granted to such stockholders under the Company's 1986 Stock Option Plan for Non-Employee Directors.

The following table shows the name of each of the Selling Stockholders, the number of outstanding Shares of Common Stock of the Company beneficially owned by such person as of May 31, 2000, and the number of Shares available for resale hereunder. Because the Selling Stockholders may sell all or part of their Shares pursuant to this Prospectus, no estimate can be given as to the amount of Shares that will be held by each of them upon termination of this offering.

                                  Number of Shares            Number of Shares
                                  Available                   Covered
                                  Beneficially                by this
Name                              Owned (1) (2)               Prospectus
----                              -----------------           -----------------

Douglas R. Brown                     18,444 (3)                     8,000
William L. Brown                     18,782 (4)                    15,000
Arnaud de Vitry d'Avaucourt          33,500 (5)                    11,500
Kathleen F. Feldstein                 5,443 (6)                     4,000
John J. Shields                      12,243 (7)                    11,500
Carl S. Sloane                       10,000 (8)                     9,000
Daniel I. C. Wang                     6,943 (9)                     6,000
Mark S. Wrighton                     12,043 (10)                   11,000
Allen C. Wyett                       17,000 (11)                   15,000

(1) The number of shares of Common Stock deemed outstanding as of the date of this prospectus for each individual includes shares of Common Stock outstanding on such date owned by such individual and all shares of Common Stock subject to stock options held by such individual exercisable as of the date of this prospectus or within 60 days thereafter.

(2)  Less than 1% of the Company's outstanding Common Stock

(3) Includes 8,000 shares which Mr. Douglas R. Brown has the right to acquire pursuant to the exercise of stock options.

(4) Includes 15,000 shares which Mr. William L. Brown has the right to acquire pursuant to the exercise of stock options.

(5) Includes 11,500 shares which Mr. de Vitry d'Avaucourt has the right to acquire pursuant to the exercise of stock options. Another 12,000 shares, as to which Mr. de Vitry d'Avaucourt shares dispositive power, are held by a financial institution in a fiduciary capacity for the benefit of Mr. de Vitry d'Avaucourt's wife. Such number excludes 341,926 shares held in a trust of which Mr. de Vitry d'Avaucourt's wife is the principal beneficial owner, and also excludes an additional 524,000 shares held in a separate trust, of which Mr. de Vitry d'Avaucourt is the principal indirect beneficiary. Mr. de Vitry d'Avaucourt disclaims beneficial ownership of such 865,926 shares.

(6) Included 4,000 shares which Ms. Feldstein has the right to acquire pursuant to the exercise of stock options.

(7) Includes 11,500 shares which Mr. Shields has the right to acquire pursuant to the exercise of stock options.

(8) Includes 9,000 shares which Mr. Sloane has the right to acquire pursuant to the exercise of stock options.

                                       -4-

(9) Includes 6,000 shares which Mr. Wang has the right to acquire pursuant to the exercise of stock options.

(10) Includes 11,000 shares which Mr. Wrighton has the right to acquire pursuant to the exercise of stock options.

(11) Includes 11,000 shares which Mr. Wyett has the right to acquire pursuant to the exercise of stock options. Does not include 1,000 shares held by a member of Mr. Wyett's immediate family, as to which Mr. Wyett disclaims beneficial ownership.

                              PLAN OF DISTRIBUTION

The shares of our common stock offered hereby may be sold from time to time by the selling stockholders, each for his or her own account, subject to certain restrictions. Ionics will receive no proceeds from this offering. The selling stockholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the shares.

The selling stockholders' sale of their shares is not currently subject to any underwriting agreement. The shares covered by this prospectus may be sold by the selling stockholders or by pledgees, donees, transferees, distributees or other successors in interest of the selling stockholders from time to time. The selling stockholders may sell their shares from time to time at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Sales may be effected in the over-the-counter market, on the New York Stock Exchange, or on any exchange on which the shares may then be listed. The selling stockholders may sell the shares by one or more of the following: (a) in one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares held by the selling stockholders as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(d) in negotiated transactions; and (e) through other means.

The selling stockholders may effect these transactions by selling shares to or through broker-dealers, and those broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the selling stockholders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). These broker-dealers and the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with those sales, and any commissions received by them and any profit on the resale of shares placed by them might be deemed to be underwriting compensation.

Any shares of our common stock covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of shares of common stock at less than the market prices may depress the

                                       -5-
market price of our common stock. The selling stockholders are restricted as to the number of shares which may be sold at any one time pursuant to Rule 144. In addition, the selling stockholders may decide not to sell all, a portion, or any of their shares.

We have informed the selling stockholders that the anti-manipulation rules under the Exchange Act (including, without limitation, Rule 10b-5 and Regulation M - Rule 102) may apply to sales in the market and we will furnish the selling stockholders upon request with a copy of these Rules. We will also inform the selling stockholders of the need for delivery of copies of this prospectus.

State Street Bank and Trust Company, Boston, Massachusetts, is the transfer agent for our common stock.

                                  LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Stephen Korn, Esq., Vice President and General Counsel of the Company. Mr. Korn is the beneficial owner of 90,086 shares of Common Stock, including 88,000 shares of Common Stock in the form of presently exercisable stock options and 863 shares held in the Ionics Section 401(k) Stock Savings Plan (based on January 31, 2000 data).

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the Commission are incorporated by reference in this Prospectus:

(a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to the Securities Exchange Act of 1934, as amended, which contains audited financial statements for the fiscal year ended December 31, 1999.

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed pursuant to the Securities Exchange Act of 1934 as amended, which contains unaudited financial statements for the fiscal quarter ended March 31, 2000.

(c)  The  section  entitled  "Description  of  Registrant's   Securities  to  be
Registered" contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act.

(d) All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

                                       -6-

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is permitted by Massachusetts law and required by its By-laws to indemnify any director or officer or former director or officer against all expenses and liabilities reasonably incurred by him in connection with any legal action in which such person is involved by reason of his position with the Company unless he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company. Such indemnification shall include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon the Company's receipt of the undertaking of the person indemnified to repay such payment if such person shall be adjudicated not entitled to such indemnification.

Directors and officers are also insured up to an aggregate amount of $10 million under a Directors' and Officers' Liability and Company Reimbursement Policy.

The Company's Restated Articles of Organization include a provision limiting the personal liability of directors of the Company to its stockholders for monetary damages for breaches of their fiduciary duty to the extent permitted by the Massachusetts Business Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                       -7-

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Common Stock. In this prospectus, references to "Ionics," "we," "our" and "us" refer to Ionics, Incorporated.

                                -----------------

                                TABLE OF CONTENTS

                                               Page

Available Information ......................     2
The Company ................................     3
Use of Proceeds ............................     3
Selling Stockholders........................     3
Plan of Distribution .......................     5
Legal Matters ..............................     6
Incorporation of Certain Information
  by Reference..............................     6
Indemnification of
  Directors and Officers... ................     7




                                  91,000 Shares

                              Ionics, Incorporated

                                  91,000 Shares

                                   Common Stock

                                  ---------------

                                     REOFFER
                                    PROSPECTUS

                                  ---------------



                                  June 20, 2000

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
-------------------------

The documents containing the information specified in this Item 1 will be sent or given to participants in the 1986 Stock Option Plan for Non-Employee Directors as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.
--------------------------------------------------------------------

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

The following documents filed with the Commission are incorporated by reference in this Prospectus:

(a) The Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to the Securities Exchange Act of 1934, as amended, which contains audited financial statements of the Registrant for the fiscal year ended December 31, 1999.

(b) The Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended March 31, 2000 filed pursuant to the Securities Exchange Act of 1934 as amended, which contains unaudited financial statements of the Registrant for the fiscal quarter ended March 31, 2000.

(c)  The  section  entitled  "Description  of  Registrant's   Securities  to  be
Registered" contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act.

(d) All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.
----------------------------------

Not applicable.

Item 5.  Interest of Named Experts and Counsel.
----------------------------------------------

The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Stephen Korn, Esq., Vice President and General Counsel of the Company. Mr. Korn is the beneficial owner of 90,086 shares of Common Stock, including 88,000 shares of Common Stock in the form of presently exercisable stock options and 863 shares held in the Ionics Section 401(k) Stock Savings Plan (based on January 31, 2000 data).

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

The Company is permitted by Massachusetts law and required by its By-laws to indemnify any director or officer or former director or officer against all expenses and liabilities reasonably incurred by him in connection with any legal action in which such person is involved by reason of his position with the Company unless he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company. Such indemnification shall include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon the Company's receipt of the undertaking of the person indemnified to repay such payment if such person shall be adjudicated not entitled to such indemnification.

Directors and officers are also insured up to an aggregate amount of $10 million under a Directors' and Officers' Liability and Company Reimbursement Policy.

The Company's Restated Articles of Organization include a provision limiting the personal liability of directors of the Company to its stockholders for monetary damages for breaches of their fiduciary duty to the extent permitted by the Massachusetts Business Corporation Law.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

Not applicable.

Item 8.  Exhibits.
-----------------

Exhibit No.              Description of Exhibit
-----------              ----------------------

*4.1 Renewed Rights Agreement, dated as of August 19, 1997, between the Company and BankBoston N.A. (filed as Exhibit 1 to the Company's Current Report on Form 8-K dated August 27, 1997).

*4.2 Form of Common Stock Certificate (filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

*4.3 Ionics, Incorporated 1986 Stock Option Plan for Non-Employee Directors, as amended through February 19, 1997(filed as Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31,
                         1996).

*5.1 Opinion of Stephen Korn, General Counsel (filed on November 12,1992 as exhibit 5.1 to the Company's registration statement on Form S-8, No. 33-54400).

 23.1                    Consent of PricewaterhouseCoopers LLP.

*23.2                    Consent of Stephen Korn, General Counsel (included in
                         Exhibit 5 as previously filed).

*24.0                    Power of Attorney (filed on November 12, 1992 as
                         Exhibit 25 to Company's registration statement on Form S-8, No. 33-54400).

*Incorporated herein by reference.

Item 9.  Undertakings.
---------------------

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the  prospectus  any facts or events  arising after
the effective  date  of  the   registration   statement  (or the most recent
post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 145(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Watertown and Commonwealth of Massachusetts on the 20th day of June, 2000.

                                      IONICS, INCORPORATED

                                      By:/s/ Arthur L. Goldstein
                                       -----------------------------
                                             Arthur L. Goldstein
                                             Chairman of the Board,
                                             President and
                                             Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                          Date
---------                         -----                          ----

/s/ Arthur L. Goldstein
-----------------------------     Chairman of the Board          June  20, 2000
    Arthur L. Goldstein           President and Chief
                                  Executive Officer
                                  (Principal Executive Officer)

/s/ Robert J. Halliday
------------------------------    Executive Vice President,      June  20, 2000
    Robert J. Halliday            Chief Operating Officer and
                                  Chief Financial Officer
                                  (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                             Date
---------                         -----                             ----

s/Douglas R. Brown              Director                        June  20, 2000
-------------------
Douglas R. Brown


Stephen L. Brown                Director

/s/William L. Brown             Director                        June  20, 2000
-------------------
William L. Brown

/s/Arnaud de Vitry d'Avaucourt  Director                        June  20, 2000
------------------------------
Arnaud de Vitry d'Avaucourt

/s/Arthur L. Goldstein          Chairman of the Board           June  20, 2000
----------------------          and Director
Arthur L. Goldstein

/s/William E. Katz              Director                        June  20, 2000
------------------
William E. Katz

/s/Kathleen F. Feldstein        Director                        June  20, 2000
------------------------
Kathleen F. Feldstein


William K. Reilly               Director

/s/John J. Shields              Director                        June  20, 2000
------------------
John J. Shields

/s/Carl S. Sloane               Director                        June  20, 2000
-----------------
Carl S. Sloane

/s/Daniel I. C. Wang            Director                        June  20, 2000
--------------------
Daniel I. C. Wang

/s/Mark S. Wrighton             Director                        June  20, 2000
-------------------
Mark S. Wrighton

/s/Allen S. Wyett               Director                        June  20, 2000
-----------------
Allen S. Wyett

EXHIBIT INDEX

                                                                  Sequentially
Exhibit No.       Description of Exhibits                         Numbered Page
-----------       -----------------------                         -------------

4.1               Renewed Rights Agreement, dated as of August          *
                  19, 1997, between the Company and
                  BankBoston N.A.  (filed as Exhibit 1 to the
                  Company's Current Report on Form 8-K dated
                  August 27, 1997).

4.2               Form of Common Stock Certificate (filed as            *
                  Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December
                  31, 1995).

4.3               Ionics, Incorporated 1986 Stock Option Plan           *
                  for Non-Employee Directors, as amended through February 19, 1997 (filed as Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

5.1               Opinion of Stephen Korn, General Counsel              *
                  (filed as Exhibit 5.1 to the Company's
                  Registration Statement on Form S-8, No.
                  33-54400).

23.1              Consent of PricewaterhouseCoopers LLP.               18

23.2              Consent of Stephen Korn, General Counsel              *
                  (included in Exhibit 5.1 as previously filed).

24.0              Power of Attorney (filed as Exhibit 25 to             *
                  Company's Registration Statement on Form S-8,
                  No. 33-5440).

*Incorporated herein by reference.